Exhibit 32.1
Certification Pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350)

        The undersigned, as the chief executive and chief financial officer of American Safety Insurance Holdings, Ltd., certify that, to the best of our knowledge the Annual Report on Form 10-K for the period ended December 31, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of American Safety Insurance Holdings, Ltd. At the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

Dated this 21st day of March 2006.
                                                              /s/ Stephen R. Crim
                                                              Stephen R. Crim
                                                              President and Chief Executive Officer

                                                              /s/ William C. Tepe
                                                              William C. Tepe
                                                              Chief Financial Officer